Exhibit 10.26 CERTAIN IDENTIFIED INFORMATION, MARKED BY [**], HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Execution Version Exhibit 1 Long Lead Materials The following is a list of LLM the total value of which shall not exceed $49 million during Phase 1 as that term is defined in the DCRA. NuScale's reimbursement obligation is limited to LLM ordered and amounts actually paid to NuScale by Cf PP LCC, less any cost share paid by DOE, for the following LLM: I ■ I I I I I I ■ ■ ■ ■ - ■ - ■ - ■ 4 ** CERTAIN IDENTIFIED INFORMATION, MARKED BY [**], HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.